UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 23, 2010, Sucampo Pharmaceuticals, Inc., a Delaware corporation (“Sucampo”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Dr. Ryuji Ueno, as trustee of the Ryuji Ueno Revocable Trust under Trust Agreement dated December 20, 2002 (the “Ueno Trust”), Dr. Sachiko Kuno as trustee of the Sachiko Kuno Revocable Trust under Trust Agreement dated December 20, 2002 (the “Kuno Trust,” and together with the Ueno Trust, the “Shareholders”), Dr. Ryuji Ueno (“Dr. Ueno”), and Dr. Sachiko Kuno (“Dr. Kuno” and together with Dr. Ueno and the Shareholders, the “Sellers”), and Ambrent Investments S.à r.l., a company organized under the laws of Luxembourg and wholly-owned subsidiary of Sucampo (“Acquisition Sub”).

Pursuant to the terms of the Purchase Agreement, Acquisition Sub acquired (the “Acquisition”) 100% of the issued and outstanding shares of capital stock of Sucampo AG, a Swiss–based patent-holding company (“SAG”), and its wholly owned subsidiary, Sucampo AG Japan Ltd, a patent maintenance company (“SAGJ”).  The Acquisition results in Sucampo acquiring SAG’s and SAGJ’s rights with respect to patents and other intellectual property relating to prostone products including Amitiza®, cobiprostone, SPI-017, and other compounds.  Prior to the Acquisition, Sucampo licensed certain of these rights pursuant to various licensing arrangements that required Sucampo to make royalty and milestone payments and to provide certain development funding.

The total purchase price under the Purchase Agreement is $80.0 million, consisting of a cash payment made on December 23, 2010 of approximately $28.1 million, and the issuance of two subordinated unsecured promissory notes in the aggregate amount of approximately $51.9 million.  In addition, the purchase price includes a contingent payment equal to 15%, up to a maximum of $40.0 million, of any cash that may be received by Sucampo in connection with the current arbitration proceedings against Takeda Pharmaceutical Company Limited. The Purchase Agreement contains customary representations, warranties and covenants, and agreements as to indemnification among the parties, subject to certain exclusions and limitations.

The Sellers are related parties of Sucampo.  Dr. Ueno is Sucampo’s Chief Executive Officer, Chief Scientific Officer and Chairman of the Board of Directors.  Dr. Kuno is Sucampo’s international business advisor and a member of its Board of Directors, and is also Dr. Ueno’s spouse.  Drs. Ueno and Kuno are co-founders and majority stockholders of Sucampo and are also majority stockholders of R-Tech Ueno, Ltd., a significant supplier to Sucampo.  Pursuant to Sucampo’s Related Person Transactions Policy, Sucampo’s Audit Committee, which consists solely of independent directors, reviewed and approved the Acquisition.  The purchase price for the Acquisition was negotiated based on a discounted cash flow analysis of expected future payments on the licensed intellectual property rights and the estimated fair value of the acquired net assets.

Subordinated Unsecured Promissory Notes

In connection with the closing of the Acquisition, Acquisition Sub issued a subordinated unsecured promissory note to each Shareholder (collectively, the “Notes”).  Each of the Notes was issued with an initial principal balance of approximately $25.94 million, or approximately $51.9 million in the aggregate.  The interest rate for the Notes is equal to the per annum rate of interest determined on the basis of the sum of LIBOR plus 4.00%, and will be reset every six months on December 1 and June 1 of each year, with the first reset on May 31, 2011.

The Notes provide for a semi-annual repayment schedule of interest and principal over a seven-year period on each June 1st and December 1st, provided that, until December 1, 2012, all accrued and unpaid interest will not be paid in cash and will instead be added to the principal balance of the Notes, and Acquisition Sub will make only two scheduled principal payments on December 1, 2011 and December 1, 2012.

The Notes can be prepaid at any time without penalty.  In addition, the Notes provide for a mandatory prepayment (i) in full in the event of an acquisition by an unaffiliated third party in an all cash acquisition of all of the issued and outstanding shares of capital stock of Sucampo or (ii) either in full or in part in certain “Change of Control Transactions” (as further defined and set forth in the Notes) involving Sucampo where an unaffiliated third party acquires a majority of Sucampo’s voting stock.

The Notes are subordinate and junior in right of payment to all “Senior Debt” (as defined in the Notes and in any subordination agreement entered into from time to time).  The Notes contain customary events of default which, if triggered, accelerate the maturity of the Notes.

Non-Competition Agreement

In connection with the closing of the acquisition, Sucampo and Acquisition Sub also entered into a Non-Competition Agreement with the Sellers.  Pursuant to the terms of the Non-Competition Agreement, the Sellers agreed, for a five-year period from the closing, not to directly or indirectly engage in any “competitive activity” (as such term is defined in the Non-Competition Agreement) in any country where the Sellers, SAG, and/or SAGJ, during the immediately prior three-year period, have been or at the time of the closing were, engaged.  In addition, the Sellers agreed, for a five-year period from the closing, to certain non-solicitation covenants relating to employees, contractors, consultants and similar persons, and also relating to customers, suppliers, distributors, licensees and similar persons.

The foregoing description of the Purchase Agreement, the Notes and the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Notes and the Non-Competition Agreement, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

2.1+
Stock Purchase Agreement, dated December 23, 2010, by and among Dr. Ryuji Ueno, as trustee of the Ryuji Ueno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Sachiko Kuno as trustee of the Sachiko Kuno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Ryuji Ueno, Dr. Sachiko Kuno, Ambrent Investments S.à r.l., and Sucampo Pharmaceuticals, Inc.

10.1
Subordinated Unsecured Promissory Note, dated December 23, 2010, between Ambrent Investments S.à r.l., as borrower, and Ryuji Ueno Revocable Trust Under Trust Agreement dated December 20, 2002, as lender.

10.2
Subordinated Unsecured Promissory Note, dated December 23, 2010, between Ambrent Investments S.à r.l., as borrower, and Sachiko Kuno Revocable Trust Under Trust Agreement dated December 20, 2002, as lender.

10.3
Non-Competition Agreement, dated as of December 23, 2010 by and among Dr. Ryuji Ueno, as trustee of the Ryuji Ueno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Sachiko Kuno as trustee of the Sachiko Kuno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Ryuji Ueno, Dr. Sachiko Kuno, Ambrent Investments S.à r.l., and Sucampo Pharmaceuticals, Inc.

+ The schedules and exhibits to the Stock Purchase Agreement are not being filed herewith. The Stock Purchase Agreement contains a list identifying the contents of the schedules and exhibits to such document.  The Registrant undertakes to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	December 29, 2010	By:	/s/ JAN SMILEK
			Name:	Jan Smilek
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1+
Stock Purchase Agreement, dated December 23, 2010, by and among Dr. Ryuji Ueno, as trustee of the Ryuji Ueno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Sachiko Kuno as trustee of the Sachiko Kuno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Ryuji Ueno, Dr. Sachiko Kuno, Ambrent Investments S.à r.l., and Sucampo Pharmaceuticals, Inc.

10.1
Subordinated Unsecured Promissory Note, dated December 23, 2010, between Ambrent Investments S.à r.l., as borrower, and Ryuji Ueno Revocable Trust Under Trust Agreement dated December 20, 2002, as lender.

10.2
Subordinated Unsecured Promissory Note, dated December 23, 2010, between Ambrent Investments S.à r.l., as borrower, and Sachiko Kuno Revocable Trust Under Trust Agreement dated December 20, 2002, as lender.

10.3
Non-Competition Agreement, dated as of December 23, 2010 by and among Dr. Ryuji Ueno, as trustee of the Ryuji Ueno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Sachiko Kuno as trustee of the Sachiko Kuno Revocable Trust under Trust Agreement dated December 20, 2002, Dr. Ryuji Ueno, Dr. Sachiko Kuno, Ambrent Investments S.à r.l., and Sucampo Pharmaceuticals, Inc.

+ The schedules and exhibits to the Stock Purchase Agreement are not being filed herewith. The Stock Purchase Agreement contains a list identifying the contents of the schedules and exhibits to such document.  The Registrant undertakes to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.